CECO ENVIRONMENTAL REPORTS SECOND QUARTER 2025 RESULTS

Continued Strong Orders Growth Headlines Multiple Financial Records

Raises Full Year Revenue Outlook

ADDISON, TEXAS (July 29, 2025) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO" or the "Company"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the second quarter of 2025.

Second Quarter Summary(1)

•
Orders of $274.1 million, up 95 percent
•
Backlog of $688.1 million, up 76 percent
•
Revenue of $185.4 million, up 35 percent
•
Gross profit margin of 36.2 percent; Gross margin of $67.1 million, up 37 percent
•
Net income of $9.5 million; non-GAAP net income of $8.7 million
•
GAAP EPS (diluted) of $0.26; non-GAAP EPS (diluted) of $0.24
•
Adjusted EBITDA of $23.3 million, up 45 percent
•
Free cash flow of $(3.0) million, down $5.6 million

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

Todd Gleason, CECO's Chief Executive Officer commented, “We delivered another record quarter, led by tremendous orders, which were up 95 percent year-over-year. Our multi-quarter string of record bookings enabled our highest ever quarterly revenue and increased our backlog to an all-time high of $688 million, which is up 76 percent versus last year. Our diverse and well-positioned portfolio of leading environmental solutions for industrial air, industrial water and energy transition markets continue to gain traction in key markets and new geographies. In the quarter, we booked CECO's largest-ever order which will provide emissions management solutions for a large power generation project. That order, combined with continued strong natural gas and water infrastructure and other energy transition projects, helped push second quarter orders to the all-time record. We are excited about our ability to capitalize on these mega-theme opportunities as well as our steady return on investment associated with our ongoing portfolio transformation.”

Second quarter operating income was $18.1 million, up $8.8 million when compared to $9.3 million in the second quarter of 2024. On an adjusted basis, non-GAAP operating income was $18.3 million, up $5.7 million or 45 percent when compared to $12.6 million in the second quarter of 2024. Net income was $9.5 million in the quarter, up $5.0 million compared to $4.5 million in the second quarter of 2024. Non-GAAP net income was $8.7 million, up $1.3 million when compared to $7.4 million in the second quarter of 2024. Adjusted EBITDA of $23.3 million, reflecting an adjusted EBITDA margin of 12.6 percent, was up 45 percent compared to $16.1 million in the second quarter of 2024. Free cash flow in the quarter was $(3.0) million, down $5.6 million compared to $2.6 million in the second quarter of 2024.

“I am pleased, and not at all surprised, that our teams of dedicated employees continue to execute at high levels while overcoming macro uncertainties and market challenges. While certain headlines could distract, our teams remain laser focused on delivering for our customers while navigating supply chain disruptions and evolving trade policies. This is strongly reflected with our highest-ever gross margins and expanded income margins, all while maintaining investments in commercial growth, new geographies, operating resources to drive efficiencies, as well as new market leading solutions,” Gleason added.

2025 Full Year Guidance

For the full year 2025 outlook, the Company has raised its revenue outlook to $725 to $775 million, up approximately 35 percent at the midpoint. The previous outlook for full year revenue was $700 to $750 million. The Company maintains its expected range for adjusted EBITDA of between $90 to $100 million and a free cash flow outlook of greater than 60 percent conversion of adjusted EBITDA.

“As we enter the second half of 2025, we are energized to maintain our top-quartile growth and operating performance. Our confidence is bolstered by our record backlog and our robust, $5.5 billion sales pipeline which continues to grow in support of strong demand for power generation, natural gas and water infrastructure, semiconductor expansion and general industrial markets. This backlog and pipeline visibility allows us to increase our full-year revenue outlook to between $725 and $775 million, which represents a growth rate of approximately 35 percent compared to last year. We remain very bullish on our full year adjusted EBITDA outlook – which reflects a roughly 50 percent growth rate – despite some anticipated inflationary pressure in the second half of the year. Overall, we are very pleased with how our year is shaping up and look forward to maintaining our investments to support sustainable growth,” concluded Gleason.

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the second quarter 2025 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by visiting https://edge.media-server.com/mmc/p/ox29vy4b.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by visiting https://edge.media-server.com/mmc/p/ox29vy4b.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Addison, Texas. For more information, please visit www.cecoenviro.com.

CECO Environmental Investor Contact:

Marcio Pinto

Vice President - Financial Planning and Investor Relations
888-990-6670

investor.relations@onececo.com

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

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CECO ENVIRONMENTAL CORP.
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands, except per share data)	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$36,823	$37,832
Restricted cash	86	369
Accounts receivable, net allowances of $8,993 and $8,863	161,498	159,572
Costs and estimated earnings in excess of billings on uncompleted contracts	91,262	69,889
Inventories	59,792	42,624
Prepaid expenses and other current assets	29,682	16,859
Prepaid income taxes	3,856	3,826
Total current assets	382,999	330,971
Property, plant and equipment, net	46,618	33,810
Right-of-use assets from operating leases	24,903	25,102
Goodwill	288,043	269,747
Intangible assets – finite life, net	106,871	74,050
Intangible assets – indefinite life	9,666	9,466
Deferred income taxes	293	966
Deferred charges and other assets	17,189	15,587
Total assets	$876,582	$759,699
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$1,857	$1,650
Accounts payable	125,971	109,671
Accrued expenses	53,950	47,528
Billings in excess of costs and estimated earnings on uncompleted contracts	93,045	81,501
Notes payable	1,700	1,700
Income taxes payable	8,512	2,612
Total current liabilities	285,035	244,662
Other liabilities	3,137	14,362
Debt, less current portion	236,877	217,230
Deferred income tax liability, net	28,567	11,322
Operating lease liabilities	19,747	20,230
Total liabilities	573,363	507,806
Commitments and contingencies (See Note 14)
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 35,307,944 and 34,978,009 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	352	349
Capital in excess of par value	258,466	255,211
Retained earnings	52,064	6,570
Accumulated other comprehensive loss	(12,518)	(14,441)
Total CECO shareholders' equity	298,364	247,689
Noncontrolling interest	4,855	4,204
Total shareholders' equity	303,219	251,893
Total liabilities and shareholders' equity	$876,582	$759,699

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Net sales	$185,391	$137,522	$362,088	$263,854
Cost of sales	118,283	88,475	232,818	169,675
Gross profit	67,108	49,047	129,270	94,179
Selling and administrative expenses	48,816	36,465	102,359	71,372
Amortization expenses	2,937	2,210	6,033	4,419
Acquisition and integration expenses	32	476	8,175	666
Gain on sale of Global Pump Solutions business	—	—	(64,502)	—
Other operating (income) expense, net	(2,738)	639	(2,725)	779
Income from operations	18,061	9,257	79,930	16,943
Other (income) expense, net	(1,454)	679	(861)	2,192
Interest expense	4,898	3,254	11,115	6,667
Income before income taxes	14,617	5,324	69,676	8,084
Income tax expense	4,511	394	23,127	1,062
Net income	10,106	4,930	46,549	7,022
Noncontrolling interest	596	445	1,055	1,029
Net income attributable to CECO Environmental Corp.	$9,510	$4,485	$45,494	$5,993
Earnings per share:
Basic	$0.27	$0.13	$1.29	$0.17
Diluted	$0.26	$0.12	$1.24	$0.17
Weighted average number of common shares outstanding:
Basic	35,286,065	34,918,412	35,157,514	34,881,625
Diluted	36,558,493	36,302,664	36,624,237	36,239,331

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$46,549	$7,022
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	10,157	6,973
Unrealized foreign currency (gain) loss	(3,024)	691
Gain on sale of Global Pump Solutions business	(64,502)	—
Fair value adjustment to earnout liabilities	(7,403)	—
(Gain) loss on sale of property and equipment	(34)	126
Debt discount amortization	412	240
Share-based compensation expense	6,234	3,847
Provision for credit loss	1,297	267
Inventory reserve expense	192	669
Deferred income tax benefit	1,335	22
Changes in operating assets and liabilities, net of acquisitions and divestiture:
Accounts receivable	4,850	(17,295)
Costs and estimated earnings in excess of billings on uncompleted contracts	(19,635)	10,610
Inventories	(8,853)	(5,151)
Prepaid expense and other current assets	(13,865)	(11,164)
Deferred charges and other assets	(1,512)	(412)
Accounts payable	11,884	13,719
Accrued expenses	9,973	1,566
Billings in excess of costs and estimated earnings on uncompleted contracts	7,524	3,060
Income taxes payable	5,942	68
Other liabilities	(6,884)	(6,967)
Net cash (used in) provided by operating activities	(19,363)	7,891
Cash flows from investing activities:
Acquisitions of property and equipment	(4,432)	(7,233)
Net cash proceeds for sale of Global Pump Solutions business	105,860	—
Net cash (paid) received for acquisitions, net of cash acquired	(97,615)	422
Net cash provided by (used in) investing activities	3,813	(6,811)
Cash flows from financing activities:
Borrowings on revolving credit lines	162,000	21,700
Repayments on revolving credit lines	(142,300)	(23,200)
Repayments of long-term debt	(802)	(5,198)
Payments on finance leases and financing liability	(393)	(458)
Deferred consideration paid for acquisitions	(1,000)	(2,050)
Earnout payments	—	(1,672)
Equity awards surrendered by employees for tax liability, net of proceeds from employee stock purchase plan and exercise of stock options	(2,906)	418
Noncontrolling interest distributions	(402)	(1,105)
Common stock repurchased	—	(5,000)
Net cash provided by (used in) financing activities	14,197	(16,565)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	61	(3,049)
Net decrease in cash, cash equivalents and restricted cash	(1,292)	(18,534)
Cash, cash equivalents and restricted cash at beginning of period	38,201	55,448
Cash, cash equivalents and restricted cash at end of period	$36,909	$36,914
Cash paid during the period for:
Interest	$10,940	$6,574
Income taxes	$18,642	$3,801

CECO ENVIRONMENTAL CORP.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended June 30,		Six months ended June 30,
(in millions, except ratios)	2025	2024	2025	2024
Operating income as reported in accordance with GAAP	$18.1	$9.3	$79.9	$16.9
Operating margin in accordance with GAAP	9.8%	6.8%	22.1%	6.4%
Amortization expenses	2.9	2.2	6.0	4.4
Acquisition and integration expenses	—	0.5	8.2	0.7
Gain on sale of Global Pump Solutions business	—	—	(64.5)	—
Other operating (income) expense, net(1)	(2.7)	0.6	(2.7)	0.8
Non-GAAP operating income	$18.3	$12.6	$26.9	$22.8
Non-GAAP operating margin	9.9%	9.2%	7.4%	8.6%

(1) Other non-recurring expenses, including fair value adjustment of earn-out liabilities from the acquisitions of WK Group, restructuring expenses primarily relating to severance, facility exits, and associated legal expenses, asbestos litigation expenses relating to future settlement payments, and third party professional consulting fees associated with Enterprise Resource Planning system implementations.

	Three months ended June 30,		Six months ended June 30,
(in millions, except share data)	2025	2024	2025	2024
Net income as reported in accordance with GAAP	$9.5	$4.5	$45.5	$6.0
Amortization expenses	2.9	2.2	6.0	4.4
Acquisition and integration expenses	—	0.5	8.2	0.7
Gain on sale of Global Pump Solutions business	—	—	(64.5)	-
Other operating (income) expense, net	(2.7)	0.6	(2.6)	0.8
Foreign currency remeasurement	(1.4)	0.6	(0.8)	1.5
Tax (benefit) expense of adjustments	0.4	(1.0)	20.6	(1.9)
Non-GAAP net income	$8.7	$7.4	$12.4	$11.5
Depreciation	2.2	1.3	4.1	2.6
Non-cash stock compensation	2.9	2.2	6.2	3.8
Other (income) expense, net	(0.1)	0.1	(0.1)	0.7
Interest expense	4.9	3.3	11.1	6.7
Income tax expense	4.1	1.4	2.5	3.0
Noncontrolling interest	0.6	0.4	1.1	1.0
Adjusted EBITDA	$23.3	$16.1	$37.3	$29.3

Earnings per share:
Basic	$0.27	$0.13	$1.29	$0.17
Diluted	$0.26	$0.12	$1.24	$0.17

Non-GAAP net income per share:
Basic	$0.25	$0.21	$0.35	$0.33
Diluted	$0.24	$0.20	$0.34	$0.32

	Three months ended June 30,		Six months ended June 30,
(in millions)	2025	2024	2025	2024
Net cash (used in) provided by operating activities	$(7.7)	$6.7	$(19.4)	$7.9
Acquisitions of property and equipment	(1.1)	(4.1)	(4.4)	(7.2)
Tax payments for the sale of the Global Pump Solutions business	5.8	—	5.8	—
Free cash flow	$(3.0)	$2.6	$(18.0)	$0.7

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the effect of the divestiture of our Fluid Handling business on business relationships, operating results, and business generally, disruption of current plans and operations and potential difficulties in employee retention as a result of the transaction, diversion of management’s attention from ongoing business operations in connection with the integration of recent acquisitions, the amount of the costs, fees, expenses and other charges related to the transaction, the achievement of the anticipated benefits of transactions, our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including the sensitivity of our business to economic and financial market conditions generally and economic conditions in CECO’s service areas; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges or other customer considerations; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases; our ability to successfully realize the expected benefits of our restructuring program; economic and political conditions generally; our ability to optimize our business portfolio by identifying acquisition targets, executing upon any strategic acquisitions or divestitures, integrating acquired businesses and realizing the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.